UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2007

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

 On April 30, 2007, iBroadband, Inc. (the “Company”) executed and issued to its Chairman, Raymond J. Nawara (“Nawara”), a Common Stock Purchase Warrant (“Warrant”) which, among other things, granted Nawara the right at any time to purchase up to 600,000 shares of the Company’s common stock at the price per share of $1.01. The Company’s Board of Directors had on this same date approved the issuance of the Warrant to compensate Mr. Nawara because, in connection with and as a condition of its loan from the Park Cities Bank on April 25, 2007 (as reported in the Company’s Form 8-K Current Report filed May 1, 2007), Mr. Nawara was obligated (i) to personally guaranty the obligation to Park Cities Bank, and (ii) to pledge as security for the guaranty a certificate representing 1,250,000 shares of the Company’s common stock standing in his name. The description above is not a complete description of all terms of the Warrant and is qualified in its entirely by reference to the Warrant, which is attached as exhibit10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The securities described in Item 1.01 were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and/or Regulation D Rule 506 promulgated thereunder.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2007

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

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Title:  President/CEO